UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2006

Prescient Applied Intelligence, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21729	73-1247666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer Identification Number)

1247 Ward Avenue, Suite 200

West Chester, Pennsylvania 19380

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 719-1600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2006, Prescient Applied Intelligence, Inc. (the “Company”), entered into a Settlement and Mutual Release Agreement with TAK Investments, LLC, (“TAK”) a Delaware limited liability company, and Healthcare BPO Partners, a Texas limited partnership and an affiliate of TAK (the “Settlement Agreement”). The Settlement Agreement is conditioned upon the approval of the holders of two-thirds of the Company’s Series E Convertible Preferred Stock. A meeting of the holders of the Company’s Series E Convertible Preferred Stock is scheduled for Thursday, August 10, 2006.

If the Settlement Agreement is approved by the holders of the Company’s Series E Convertible Preferred Stock, certain disputes among the parties arising from a May 4, 2005 Common Stock and Warrant Purchase Agreement and a concurrently executed Remote Outsourcing Agreement (the “Outsourcing Agreement”) will be resolved. Under the terms of the Settlement Agreement, the settlement provides for:

•	The termination of the Outsourcing Agreement;

•	The cancellation of all of Tak’s equity securities in the Company (10,231,612 shares of Common Stock and warrants to purchase 1,534,091 shares of Common Stock);

•	A mutual general release by TAK and the Company of all claims against each other;

•	A three year secured approximately $2.6 million promissory note issued by the Company to Tak that bears interest at the prime rate plus 2%, which is payable at a rate of $30,000 per month with the remaining amounts due at the end of the three year period; and

•	A warrant issued to Tak to purchase 1,000,000 shares of Common Stock in the Company at an exercise price equal to 110% of the closing share price of the Common Stock on the trading day immediately preceding the date the warrant is issued. The warrant expires on December 31, 2006.

The Outsourcing Agreement provided for the transition of certain hosting services and the outsourcing of certain development projects to TAK in accordance with an agreed upon schedule over a five-year term. Assuming full performance under the terms of the Outsourcing Agreement, the Company’s total commitment over the term of the Outsourcing Agreement was approximately $7.3 million.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

10.1	Settlement Agreement and Mutual Release dated July 31, 2006 by and among the Company, TAK Investments, LLC and Healthcare BPO Partners.

99.1	Press Release issued by the Company on July 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prescient Applied Intelligence, Inc.

Date: July 31, 2006	By:	/s/ Thomas W. Aiken
Thomas W. Aiken
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Settlement Agreement and Mutual Release dated July 31, 2006 by and among the Company, TAK Investments, LLC and Healthcare BPO Partners.

99.1	Press Release issued by the Company on July 31, 2006.